Exhibit 10.3
EXCLUSIVITY AGREEMENT
October __, 2009
Ladies and Gentlemen:
     In conjunction with our letter dated October 13, 2009 regarding a possible acquisition transaction (the “Transaction”) involving Rubio’s Restaurants, Inc. (“Rubio’s”), and in consideration of the investment of time and expense that will be required by a group consisting of Alex Meruelo and his affiliates (the “Meruelo Parties”) and Levine Leichtman Capital Partners IV, L.P. (“LLCP” and, together with the Meruelo Parties, the “Group”) in its evaluation of a possible Transaction, Rubio’s and the Group agree as follows:
     From the date hereof until the earlier of (i) 5:00 p.m., Los Angeles time, on ___, 2009, and (ii) the date on which a definitive agreement with respect to the Transaction is entered into (the “Exclusivity Period”), Rubio’s shall not, either directly or indirectly through its officers, directors, advisors or other representatives, (a) solicit, initiate or encourage the submission of proposals or offers relating to, (b) respond to any submissions, proposals or offers relating to (other than to communicate that Rubio’s is not interested in considering such submissions, proposals or offers at such time), (c) engage in any negotiations or discussions with any person relating to, or (d) furnish any confidential information that might be useful to any person in considering, any acquisition, however structured, recapitalization or similar transaction involving all or any substantial portion of Rubio’s business, securities or assets (an “Alternative Transaction”). Rubio’s shall promptly provide to the Group notice of the receipt of any submissions, proposals, offers or inquiries concerning a possible Alternative Transaction made during the Exclusivity Period.
     This Exclusivity Agreement does not constitute an agreement or understanding between the parties to enter into the Transaction or any other transaction. The parties acknowledge, however, that any definitive agreement entered into with respect to the Transaction will contain a “go-shop” provision allowing Rubio’s and its representatives to solicit and accept competing proposals within a period of no less than 30 days from the date of such agreement and on other mutually acceptable terms, subject to the Group’s right to receive a to-be-negotiated “topping fee” in an amount commensurate with such a go-shop provision. Each member of the Group shall be a third party beneficiary of the provisions of this Exclusivity Agreement.

Please acknowledge your agreement and acceptance of the foregoing by signing in the space indicated below.
Very truly yours,

Alex Meruelo	Lauren Leichtman
on behalf of the Meruelo Parties	on behalf of LLCP
Agreed and accepted on October __, 2009 by:

RUBIO’S RESTAURANTS, INC.
By:
Name:
Title: